Exhibit 4.13

BARKBOX, INC.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is entered into by and among Barkbox, Inc., a Delaware corporation (the “Company”), and the other signatories hereto (each an “Investor” and collectively, the “Investors”), to amend that certain Second Amended and Restated Investors’ Rights Agreement dated as of May 16, 2016, by and among the Company and the parties named therein (the “Agreement”). Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and the Investors desire to revise the voting thresholds applicable to certain actions in light of an extension of the Company’s Series C Preferred Stock financing and the issuance and sale of the Company’s Series C-1 Preferred Stock, par value $0.0001 per share;

WHEREAS, the Agreement may be amended pursuant to Section 6.6 thereof only with the written consent of (a) the Company and (b) the holders of at least 62% of the Registrable Securities then outstanding (on an as-converted basis).

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, constituting the parties necessary to amend the Agreement pursuant to Section 6.6 thereof, agree as follows:

1. Amendment of Section 1.32. Section 1.32 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“1.32 “Series C Preferred Stock” means, collectively, shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, and shares of the Company’s Series C-1 Preferred Stock, par value $0.0001 per share.”

2. Amendment of Section 6.6. The reference to “the holders of at least 62% of the Registrable Securities then outstanding (on an as-converted basis)” in the first sentence of Section 6.6 is hereby amended to read “the holders of at least 63% of the Registrable Securities then outstanding (on an as-converted basis)”.

3. Miscellaneous.

3.1 Effect of Amendment. Except as specifically amended herein, the Agreement is hereby ratified and confirmed and shall remain in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “the Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement as amended hereby.

3.2 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

3.3 Counterparts. This Amendment may be executed and delivered by electronic or facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment on this 20th day of December, 2016.

COMPANY:

BARKBOX, INC.

By:	/s/ Carly Strife
Name: Carly Strife
Title: President

INVESTORS:

August Capital VII, L.P.
for itself and as nominee for
August Capital Strategic Partners VII, L.P.

By:	August Capital Management VII, L.L.C.,
Its general Partner

By:	/s/ John B. Jones III
Name: John B. Jones III
Title: Member

RRE VENTURES V, L.P.

By: RRE VENTURES GP V, LLC,
Its: General Partner

By:	/s/ William D. Porteous
Name: William D. Porteous
Title: General Partner and COO

RRE Leaders Fund, LP
By:	RRE Leaders GP,. LLC

By:	/s/ William D. Porteous
Name: William D. Porteous
Title: General Partner and COO

SIGNATURE PAGE TO AMENDMENT TO A&R IRA

RESOLUTE I, LP

By:	/s/ Michael Hirshland
Name: Michael Hirshland
Title: Managing Partner

RESOLUTE BB SPV, LLC

By:	Resolute BP II, LLC
Its:	Manager

By:	/s/ Michael Hirshland
Name: Michael Hirshland
Title: Managing Partner

RESOLUTE II BB SPV, LLC

By:	Resolute GP II, LLC
Its:	Manager

By:	/s/ Michael Hirshland
Name: Michael Hirshland
Title: Managing Partner

KEY HOLDERS:

CARLY STRIFE

By:	/s/ Carly Strife
Name: Carly Strife

MATT MEEKER

By:	/s/ Matt Meeker
Name: Matt Meeker

SIGNATURE PAGE TO AMENDMENT TO A&R IRA